UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 10, 2012 (December 4, 2012)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 4, 2012, Dean Foods Company (“Dean Foods”) and The WhiteWave Foods Company (“WhiteWave”) entered into employment agreements with Gregg L. Engles, Dean Foods’ Chairman and WhiteWave’s Chairman and Chief Executive Officer, and Blaine E. McPeak, WhiteWave’s President. The forms of employment agreements for Messrs. Engles and McPeak were previously filed as Exhibit 10.13 and Exhibit 10.14, respectively, to WhiteWave’s Registration Statement on Form S-1 (File No. 333-183112), as declared effective by the U.S. Securities and Exchange Commission on October 25, 2012 (“WhiteWave’s Registration Statement”).

The employment agreements executed by Messrs. Engles and McPeak have an initial term of three years commencing on October 26, 2012, and will automatically renew at the end of their then-current term for successive one-year periods, unless and until Dean Foods, WhiteWave or the executive officer provides a notice of non-renewal at least 30 days prior to the expiration of his agreement’s then-current term. The agreements provide that each officer will continue to receive a base salary at a rate at least equal to his base salary as of the determination of the initial public offering (the “IPO”) price of WhiteWave’s Class A common stock and annual short-term incentive opportunities under the WhiteWave annual short-term incentive plan. Each executive officer will receive benefits coverage consistent with the eligibility provisions of the applicable plans and perquisites on the same basis as generally made available to Dean Foods’ senior executives. The employment agreements also confirm that each officer was entitled to receive a grant of stock options and RSUs upon the determination of the IPO price of WhiteWave’s Class A common stock.

Each of the employment agreements provide that, if WhiteWave terminates the officer without cause (as defined in each agreement) or if the officer terminates employment for good reason (as defined in each agreement), the officer will receive the same severance benefits that would have been payable to him under the Dean Foods Executive Severance Plan. However, by entering into the employment agreement, each officer has agreed to waive any right under the Dean Foods Executive Severance Plan to terminate employment for good reason due to the change in duties, responsibilities, compensation, or location arising from the transfer of his employment to WhiteWave in connection with the IPO. The severance benefits that would be payable are (i) a lump sum payment equal to two times the sum of the officer’s base salary and then-current target short-term incentive award; (ii) a prorated short-term incentive award for the year of termination, subject in the case of a covered employee under Section 162(m) to the achievement of the applicable performance criteria; (iii) a cash payment equal to the value of all in-the-money equity awards that would have become vested in the ordinary course if the officer had continued in WhiteWave’s employ for two (or three, in the case of Mr. Engles) additional years; and (iv) an aggregate cash payment of $50,000 to assist with the cost of providing such officer with outplacement benefits and to purchase COBRA continuation coverage.

The terms “cause” and “good reason” in the new employment agreements generally have the same definitions as under the Dean Foods Executive Severance Plan, except that two additional events will constitute a basis for a termination for good reason. First, Mr. Engles, who devotes all of his time to WhiteWave following the completion of the IPO, may voluntarily terminate his employment for good reason within 90 days following the second anniversary of the closing of the IPO, if Dean Foods still holds a controlling interest in the voting securities of WhiteWave at that date. The purpose of this clause is to acknowledge that, if WhiteWave continues to be a controlled subsidiary of Dean Foods for two years after the offering is consummated, Mr. Engles should be treated as having incurred a diminution of his duties and responsibilities by accepting a position with WhiteWave. Second, following a tax-free distribution of WhiteWave’s common stock by Dean Foods to its stockholders, each of Messrs. Engles and McPeak will be deemed to have “good reason” to terminate his employment if WhiteWave does not provide separation benefits in connection with a change of control that are substantially comparable with the level of separation benefits currently provided under the existing Dean Foods change in control agreements or if WhiteWave defines “good reason” or “cause” in a manner that is materially adverse to such executive as compared to the definitions applicable under the existing Dean Foods agreements. This provision, however, does not require that WhiteWave incorporate provisions affording incremental payments due to the imposition of the excise tax on so-called “golden parachute” payments.

Each employment agreement also contains several covenants provided by the officer for WhiteWave’s benefit. Each officer has agreed not to compete with WhiteWave’s business or to solicit WhiteWave’s employees for hire during his employment and during the one-year period following termination of employment. Each officer is also required to maintain the confidentiality of WhiteWave’s confidential information and to return all company property upon the cessation of employment.

The description of the employment agreements is qualified in its entirety by reference to the full text of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Change in Control Agreements

On December 4, 2012, Dean Foods entered into Amendments to the existing Amended and Restated Change in Control Agreements with Messrs. Engles and McPeak (the “Amendments”). The form of Amendments for Messrs. Engles and McPeak was previously filed as Exhibit 10.19 to WhiteWave’s Registration Statement.

The Amendments principally provide for (i) the expansion of the definition of “change of control” to include a change of control of WhiteWave, (ii) the automatic and immediate vesting in full of each executive’s unvested awards under Dean Foods’ stock award plans upon the occurrence of a change of control, (iii) the termination of the agreements in the event that a spin-off occurs or WhiteWave ceases to be a controlled subsidiary of Dean Foods prior to the occurrence of a change of control of Dean Foods or WhiteWave, and (iv) the removal of a provision affording incremental payments due to the imposition of the excise tax on so-called “golden parachute” payments.

The description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated December 4, 2012, between Dean Foods Company, The WhiteWave Foods Company and Gregg L. Engles

10.2	Employment Agreement, dated December 4, 2012, between Dean Foods Company, The WhiteWave Foods Company and Blaine E. McPeak

10.3	Amendment to Amended and Restated Change in Control Agreement, dated December 4, 2012, between Dean Foods Company and Gregg L. Engles

10.4	Amendment to Amended and Restated Change in Control Agreement, dated December 4, 2012, between Dean Foods Company and Blaine E. McPeak

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 4, 2012, between Dean Foods Company, The WhiteWave Foods Company and Gregg L. Engles

10.2	Employment Agreement, dated December 4, 2012, between Dean Foods Company, The WhiteWave Foods Company and Blaine E. McPeak

10.3	Amendment to Amended and Restated Change in Control Agreement, dated December 4, 2012, between Dean Foods Company and Gregg L. Engles

10.4	Amendment to Amended and Restated Change in Control Agreement, dated December 4, 2012, between Dean Foods Company and Blaine E. McPeak